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                                                                    EXHIBIT 4.1




             AMENDMENT NO. 1 TO RECEIVABLES-BACKED CREDIT AGREEMENT



                 Amendment No. 1 to Receivables-Backed Credit Agreement (this "Amendment"), dated as of September 28, 1993, among CHH RECEIVABLES, INC. (the "Borrower"), BLUE HAWK FUNDING CORPORATION (the "Lender") and GENERAL ELECTRIC CAPITAL CORPORATION, as Agent (in such capacity, the "Agent"). All capitalized terms used herein not otherwise defined shall have the respective meanings assigned to such terms in the Credit Agreement hereinafter described.

                             W I T N E S S E T H :

                 WHEREAS, the parties hereto have entered into a Receivables-Backed Credit Agreement, dated as of October 8, 1992 (the "Credit Agreement"); and

                 WHEREAS, the parties hereto wish to amend the Credit Agreement as hereinafter provided;

                 NOW, THEREFORE, in consideration of the premises and of the commitments made hereunder by the Borrower, the Lender and the Agent, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.      The definition of the term "Advance Rate" contained in Section
1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "'Advance Rate' means, at any date of calculation thereof, 84.5% subject to any reduction or increase pursuant to clauses (i) through (vi) below:

                          (i)(1) If, as of the end of any fiscal month of the Borrower ending on or prior to January 1, 1994, the Loss-to-Receivables Ratio exceeds 8.65%, the Advance Rate shall be reduced, from and after the date the Lender Report for such fiscal month is delivered, by an amount (ex-





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                 pressed as a percentage) equal to 2.2 times the amount by
                 which the Loss-to-Receivables Ratio exceeds 8.65%;

                          (2) If, as of the end of any fiscal month of the Borrower ending after January 1, 1994, the Loss-to-Receivables Ratio exceeds 7.98%, the Advance Rate shall be reduced, from and after the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to
                 2.6 times the amount by which the Loss-to-Receivables Ratio exceeds 7.98%;

                          (ii)(1) If, as of the end of any fiscal month of the Borrower ending on or prior to January 1, 1994, 8.65% exceeds the Loss-to-Receivables Ratio, the Advance Rate will be increased, from and after the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to 2.2 times the amount by which 8.65% exceeds the Loss-to-Receivables Ratio;

                          (2) If, as of the end of any fiscal month of the Borrower ending after January 1, 1994, 7.98% exceeds the Loss-to-Receivables Ratio, the Advance Rate will be increased, from and after the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to 2.6 times the amount by which 7.98% exceeds the Loss-to-Receivables Ratio;

                          (iii)(1) If, as of the end of any fiscal month of the Borrower ending on or prior to January 1, 1994, the Dilution Ratio exceeds the Dilution Percentage, the Advance Rate shall be reduced from and after the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to the amount by which the Dilution Ratio exceeds the Dilution Percentage. As used in this clause (iii)(1), "Dilution Percentage" means, for any Measurement Period, the percentage set forth below opposite the name of the fiscal month in which such Measurement Period ends:





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
                          MONTH            PERCENTAGE
                          -----            ----------
                          January          3.29%
                          February         3.21%
                          March            2.08%
                          April            2.02%
                          May              2.11%
                          June             2.34%
                          July             2.33%
                          August           2.27%
                          September        2.30%
                          October          2.46%
                          November         2.69%
                          December         3.47%

                          (2) If, as of the end of any fiscal month of the Borrower ending after January 1, 1994, the Dilution Ratio exceeds the Dilution Percentage, the Advance Rate shall be reduced from and after the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to the amount by which the Dilution Ratio exceeds the Dilution Percentage. As used in this clause
                 (iii)(2), "Dilution Percentage" means, for any Measurement Period, the percentage set forth below opposite the name of the fiscal month in which such Measurement Period ends:

                          MONTH            PERCENTAGE
                          -----            ----------
                          January          3.03%
                          February         2.95%
                          March            1.82%
                          April            1.76%
                          May              1.85%
                          June             2.08%
                          July             2.07%
                          August           2.01%
                          September        2.04%
                          October          2.20%
                          November         2.43%
                          December         3.21%

                          (iv)(1) If, as of the end of any fiscal month of the Borrower ending on or prior to April 2, 1994, the Effective Yield is less than 16%, the Advance Rate shall be reduced, from and after





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                 the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to the amount by which 16% exceeds the Effective Yield;

                          (2) If, as of the end of any fiscal month of the Borrower ending after April 2, 1994, the Effective Yield is less than 17.6%, the Advance Rate shall be reduced, from and after the date the Lender Report for such fiscal month is delivered, by an amount (expressed as a percentage) equal to the amount by which 17.6% exceeds the Effective Yield;

                          (v) If any state or federal law or regulation applicable to Carter Hawley or the Receivables, or any amendment to any such law or regulation, is enacted which in any such case provides for a reduction in the maximum allowable per annum rate of finance charges or other fees which may be imposed in respect of any Receivables, the Advance Rate shall be reduced to reflect the anticipated decrease in the finance charge or fee income generated by the Receivables as a result of such legislation, such reduction to be determined by the Agent, in its reasonable discretion after consultation with the Borrower, and promptly notified to the Borrower; and

                          (vi) If a cumulative total of more than 20 retail stores (1) are closed and/or sold by Carter Hawley, (2) are announced to be closed and/or sold by Carter Hawley and/or (3) cease to permit customers to make payment for goods and services under a Charge Account Agreement, subsequent to April 1, 1992, the Agent shall determine, after consultation with the Borrower, the rate to which the Advance Rate with respect to Eligible Receivables should be adjusted by reason of such store closings, such adjustment to be based upon the historical experience relating to previous store closings and taking into account the extent to which, if at all, the effect of such store closings (or announced closings) has resulted (as determined by the Agent) in reductions of the Advance Rate pursuant to clauses (i), (iii) and (iv) above;





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         provided, however, that if the Lender Report for the most recent fiscal month after the effective date of any such reduction or increase shows that the circumstances that triggered such reduction or increase pursuant to clauses (i) through (v) above no longer exist, the Advance Rate shall be modified, from and after the date such Lender Report for such fiscal month is delivered, to an amount equal to 84.5%, subject to any reductions or increase computed as set forth above after giving effect to such changed circumstances; provided, further, that at no time shall the Advance Rate exceed 88%."


         2.      The definition of the term "Effective Yield" contained in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                 "Effective Yield" means the ratio (expressed as a percentage) computed as of the last day of each Measurement Period by dividing (i) the aggregate accrued finance charge income (exclusive of late and other similar charges) on all Receivables (net of adjustments consistent with current accounting and credit practice) during the period of twelve consecutive Measurement Periods ending on such day by
         (ii) the average Outstanding Balance of all Receivables as of the first day of each Measurement Period occurring during such twelve month period; provided, however, that with respect to each Measurement Period ending during the period from April 3, 1994 through December 31, 1994 (the "Special 1994 Period"), "Effective Yield" shall mean the ratio (expressed as a percentage) computed as of the last day of each such Measurement Period by dividing (i) the product of (x) the aggregate accrued finance charge income (exclusive of late and other similar charges) on all Receivables (net of adjustments consistent with current accounting and credit practice) during the period beginning on January 30, 1994 and ending on the last day of such Measurement Period multiplied by (y) a fraction the numerator of which is 12 and the denominator of which is the number of Measurement Periods ending during the period from January 30, 1994 through the date of such calculation by (ii) the average Outstanding Balance of all Receivables as of the first day of each Measurement Period occurring during the period beginning on





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         January 30, 1994 and ending on the last day of such Measurement Period;

         3. In order to induce the Lender to enter into this Amendment, the Borrower hereby represents and warrants as of the date hereof that no Default or Event or Default has occurred and is continuing.

         4. This Amendment is limited as specified and shall not constitute a modification or waiver of any other provision of the Credit Agreement. Any references to the Credit Agreement in any of the Facility Documents or in any of the documents executed or delivered in connection therewith or in contemplation thereof shall be deemed after the date hereof to be references to the Credit Agreement as amended by this Amendment.

         5. The Borrower shall deliver to the Agent such resolutions approving and authorizing this Amendment and such corporate certificates as the Agent may reasonably request, which resolutions and certificates shall be in form and substance satisfactory to the Agent.

         6. This Amendment shall be effective on the later of (i) the date on which each of the parties hereto shall have executed and delivered a copy or counterpart of this Amendment to each other party hereto and (ii) the date upon which each Rating Agency shall have confirmed that the execution of this Amendment shall not result in the downgrading of the Commercial Paper.

         7. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

         8. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York.





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                 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.


                                 CHH RECEIVABLES, INC.



                                 By:___________________________
                                    Name:
                                    Title:


                                 BLUE HAWK FUNDING CORPORATION



                                 By:___________________________
                                    Name:
                                    Title:


                                 GENERAL ELECTRIC CAPITAL CORPORATION, as Agent



                                 By:___________________________
                                    Name:
                                    Title:





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